CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 13, 1997 included in Ameron International Corporation's Form 10-K for the year ended November 30, 1996 and our report dated September 25, 1997 included in Ameron International Corporation's Form 11-K for the year ended December 31, 1996.




ARTHUR ANDERSEN LLP


Los Angeles, California,
September 25, 1997.